EXHIBIT 10.20

FORM OF STOCK OPTION AGREEMENT

                This Stock Option Agreement (the “Agreement”) memorializes the grant to Daniel H. Movens on ____ __, 200_, by the subcommittee of non-employee directors of the Compensation Committee of Caraco Pharmaceutical Laboratories, Ltd. (the “Company”), of an incentive stock option (the “Option”) to purchase shares of the Company’s Common Stock in the amount set forth below. The grant was made under the Company’s 1999 Equity Participation Plan (the “Plan”) and is pursuant to that certain Employment Agreement dated as of May 2, 2005 between the Company and Mr. Movens (the “Employment Agreement”). The terms of the grant are as follows:

1.
Stock Option. The Option entitles the Grantee (and such Grantee’s permitted transferee as described in paragraph 3(a) below)(each such person, a “Purchaser”) to purchase up to the number of shares of the Company’s Common Stock, no par value (the “Option Shares”), specified below opposite such Grantee’s name, at an option price of $____ per share, the Fair Market Value of the Company’s Common Stock at the close of business on ____ __, 200_, the trading day immediately preceding the date of grant (the “Option Price”), subject to the terms and conditions of this Agreement:

Grantee	Number of Option Shares

Daniel H. Movens	_________

2.	Additional Terms. The Option is also subject to the following provisions:

(a)
Exercisability.  The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full in cash or by check by the Purchaser of such Option Shares prior to the time of the delivery of Option Shares, or, at the written request of such Purchaser, the subcommittee of non-employee directors of the Compensation Committee may (but need not) permit payment to be made by any of the means set forth in Section 5.2(d) of the Plan, including (i) delivery to the Company of outstanding Shares, (ii) surrender to the Company of shares then issuable upon exercise of the Option, (iii) payment by Purchaser’s broker from the net proceeds of the sale of Exercise Shares (as defined below), or (iv) any combination of the foregoing. Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the “Exercise Shares.”

(b)
Vesting/Exercisability.  (i) Grantee may only exercise the Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed with the Company:

Date	Cumulative Percentage of Option Shares Vested and Exercisable

_-__-__	33 1/3%
_-__-__	33 1/3%
_-__-__	33 1/3%

Option Shares, which have become vested and exercisable, are referred to herein as “Vested Shares” and all other Option Shares are referred to herein as “Unvested Shares.”

(ii)  Unvested Shares shall also vest and become exercisable (i.e., Unvested Shares shall become Vested Shares) at such times and upon the occurrence of such events as are set forth in the Employment Agreement (but shall not automatically become exercisable upon a Change in Control as set forth in Section 8.3(e) of the Plan).

(c)
Procedure for Exercise. Subject to the vesting limitation of Paragraph 2(b) above, a Purchaser may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company and written acknowledgement substantially in the form of Exhibit “A” hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information concerning the Company, together with payment of the Option Price times the number of Option Shares purchased.

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3.	Transferability of the Options.

(a)
The Grantee shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than as provided herein, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

(b)	The Company may assign its rights and delegate its duties under this Agreement.

4.	Transferability of Exercise Shares.

Unless the Option Shares continue to be registered under the Securities Act, no holder of any Exercise Shares may Transfer any such shares without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities law is required in connection with such Transfer. The Option Shares are currently registered under the Securities Act on Form S-8.

5.
Conformity with Plan. The Option is intended to conform in all material respects with, and is subject to, the applicable provisions of the Plan and the Employment Agreement. The provisions of the Plan, the Employment Agreement and the Agreement are to be read in a broad and flexible manner to the maximum extent possible so that their applicable provisions are deemed consistent with each other. If any provisions are clearly inconsistent, the terms of the Plan shall control. However, where the Plan includes language to the effect, for example, that the Plan provides for the following unless the Stock Option Agreement provides otherwise, the terms of the Agreement shall control. The Company also agrees not to take any adverse action under Section 8.3 (c) of the Plan and not to exercise its rights under Section 8.7 (entitled “Forfeiture Provisions”) of the Plan.

6.
Employment.  This Agreement shall not confer upon Grantee any right with respect to continuance of employment by the Company, and notwithstanding any contrary oral representation or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee’s employment with the Company is and will continue to be subject to the terms of the Employment Agreement. Grantee agrees to render faithful and efficient service to the Company.

7.
Adjustment. The Committee may make appropriate and proportionate adjustments to the terms of the Option as set forth in Section 8.3 of the Plan on the occurrence of any of the events set forth in Section 8.3. In the

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event of any such adjustment, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word “Option Shares” for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

8.
Share Legend. Unless the Exercise Shares are the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provision of this Agreement shall have endorsed thereon the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF _______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

9.
Investment Representations. Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit “A”, confirming such Purchaser’s investment representation.

10.
Expiration. Unless otherwise provided as set forth in Paragraph 2(b)(ii) above, the Option with respect to Unvested Shares shall expire upon the termination of Grantee’s employment. The Option with respect to Vested Shares shall expire at the earlier of (i) termination of Grantee for Cause (as set forth in Section 6(A) of the Employment Agreement); or (ii) at 5:00 p.m., Detroit time, on ____ __, 20__.

Further, notwithstanding the above, with respect to Vested Shares, if Grantee is terminated by the Company without Cause and other than for non-performance (as set forth in Section 6(B) of the Employment Agreement); Grantee terminates for Good Reason (as set forth in Section 6(C) of the Employment Agreement); Grantee terminates due to physical or mental injury, illness, disability or incapacity or death (as set forth in Section 6(D) of the Employment Agreement); or Grantee terminates because of a Change of Control (as set forth in Section 6(E) of the Employment Agreement); Grantee resigns from the Company without Good Reason (as set forth in Section 6(F) of the Employment Agreement; or Grantee terminates for non-performance (as set forth in Section 6(G) of the Employment Agreement), then the Option shall expire on the earlier of

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(i) the 90th day following the termination of Grantee’s employment; or (ii) until 5:00 p.m., Detroit time, on ____ __, 20__.

11.	Further Actions. The Parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

12.
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together will constitute one and the same Agreement.

14.
Notices.  Any notices to be given under this Agreement shall be in writing and shall be (a) delivered in person, (b) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (c) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, and addressed as follow:

Grantor’s Address

Caraco Pharmaceutical Laboratories, Ltd.
1150 Elijah McCoy Drive
Detroit, Michigan 48202
Attention: CEO, President, COO, CFO or Director-Human Resources

Grantee’s Address

Daniel H. Movens
________________
________________

The time of giving of any notice shall be the time of delivery in person, the time of delivery by the applicable overnight courier or with respect to registered or certified mail, the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the

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time of such delivery, as the case may be. Any party hereto may, giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

15.
Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns.

16.	Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Michigan without regard to conflicts of laws thereof.

                Please sign as Grantee in the space provided below and return the Agreement to Tammy Bitterman, Director-Human Resources, to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours,

CARACO PHARMACEUTICAL
LABORATORIES, LTD.

By:	_________________________
Tammy Bitterman
Director-Human Resources

THE UNDERSIGNED hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

GRANTEE:

_________________________
Daniel H. Movens
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EXHIBIT “A” TO STOCK OPTION AGREEMENT

INVESTMENT LETTER

Caraco Pharmaceutical Laboratories, Ltd.
1150 Elijah McCoy Drive
Detroit, Michigan 48202
Attention:  CEO, President, COO, CFO or Director-Human Resources

To the CEO, President, COO, CFO or Director-Human Resources

                This is to inform you that the undersigned (the “Purchaser”) hereby exercises the Option to purchase ______ shares of Common Stock granted to the Purchaser as of ____ __, 200_, under The 1999 Equity Participation Plan (the “Plan”) of Caraco Pharmaceutical Laboratories, Ltd. with respect to _______________ shares of the Common Stock, no par value (the “Securities”) of Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation (the “Company”).

Payment Alternatives [check applicable box and complete any blanks]:

☐	Enclosed is my check made payable to Caraco Pharmaceutical Laboratories, Ltd. in the amount of $ ____________ in full payment of the exercise price per share.

☐	I have authorized my Broker, ______________________________, to pay Caraco Pharmaceutical Laboratories, Ltd. the exercise price per share from my brokerage account.

☐	Enclosed are _________ shares of the Securities in full payment of the exercise price per share.

☐	Other, as permitted by Section 5.2(d) of the Plan.

Certificate Alternatives [check applicable box and complete any blanks]:

☐	Issue the certificate in my name.

☐	Issue the certificate in “street” name, as follows: __________________________.
[Insert Name]

Mailing Alternatives [check applicable box and complete any blanks]:

☐	Mail to my residence address.

☐	Mail to: __________________________________
[Insert Name of Broker] For the Benefit of Daniel H. Movens

______________________________
______________________________
ATTN: ____________________________
[Insert Name and Address Above]

                In connection with the Purchaser’s proposed purchase of the Securities, Purchaser hereby agrees, represents and warrants as follows:

                1.             Information Concerning Company.

                The Purchaser represents and warrants that Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Securities of the Company. Purchaser further represents and warrants that Purchaser has been afforded the opportunity to ask questions of the Company’s management regarding all financial and other information concerning the Company and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all such inquiries.

                2.             Economic Risk.

                The Purchaser represents and warrants that Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities, Purchaser realizes that Purchaser’s purchase of the Securities will be a highly speculative investment and that Purchaser is able, without impairing Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on Purchaser’s investment, should that be the case.

DATED: __________________	Very truly yours,

_______________________________
Daniel H. Movens
______________
______________
Social Security #